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                                                                     EXHIBIT 10L

                               SEVERANCE AGREEMENT


This Agreement (this "Agreement") is made and entered into as of this _____ day of September, 1996 by and between Wholesome & Hearty Foods, Inc., an Oregon corporation (the "Employer"), and _________________________ (the "Employee").

WHEREAS, Employer currently employs Employee in the capacity of _________________________ and Employee is one of Employer's key executives;

WHEREAS, Employer considers it in the best interest of the shareholders to give Employee a severance agreement at this time;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     1.1 TERMINATION OF EMPLOYMENT. Termination of Employment shall mean the termination of Employee's employment by Employer for other than "Cause." Employee's termination of the employment relationship shall not constitute a Termination of Employment under this Agreement; PROVIDED, HOWEVER, if Employee voluntarily terminates his or her employment within two weeks of receiving a salary reduction, such voluntary termination SHALL constitute an exception to this rule and shall be considered a Termination of Employment under this Agreement and Employee shall be entitled to severance based on the non-reduced salary rate.

     1.2 CAUSE. Termination of Employee's employment for "Cause" shall mean a termination due to (a) Employee's conviction of a felony; (b) objective evidence of dishonesty by Employee related to his or her employment; (c) Employee's use of illegal drugs, or use of lawful drugs or alcohol in a manner violative of Employer's written policies; (d) objective evidence of Employee's wrongful discrimination against or harassment of another person(e) gross insubordination or gross dereliction of duty by Employee (i.e. egregious conduct such as repeated refusal to follow direct orders of Employer or refusal to perform minimum duties after repeated warning); or (f) Employee's diversion of any corporate opportunity or other similarly serious conflict of interest inuring to the Employee's direct or indirect benefit and the company's detriment.

     1.3  NEW EMPLOYMENT.  New Employment shall mean Employee's

---------------

(1)  Sworn statements shall satisfy this requirement of objective evidence.


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performance of services for another person or entity for compensation or for the future expectation of compensation.

     1.4 GROSS SALARY. Gross Salary shall mean the gross amount of weekly wages paid to Employee as of the Termination of Employment. Gross Salary does not include the value of any other non-wage benefits provided to Employee, such as medical insurance, vacation, sick leave, or retirement benefits.

2. SEVERANCE PAYMENT. In the event of a Termination of Employment as defined herein, Employer agrees to pay Employee six months Gross Salary as severance pay. In addition, if Employee has not accepted New Employment by the conclusion of the six-month period following Termination of Employment, Employee shall be entitled to receive, as additional severance pay, payment of up to a maximum of an additional six months of Gross Salary for the time which Employee remains unemployed after the expiration of the first six-month period. The payments shall be made in equal bi-weekly installments, and shall be subject to all normal state, federal or other withholding and/or deductions. Acceptance of New Employment shall terminate Employee's entitlement to all severance pay. With the exception of constraints posed by the Employer Proprietary Rights and Confidentiality Agreement, the decision to accept or not accept New Employment rests solely with Employee.

3. OUTPLACEMENT SERVICES. In the event of a Termination of Employment, Employer agrees to pay for the actual cost of outplacement services incurred by Employee up to a maximum of $15,000. In order to be eligible to receive payment for outplacement services, Employee must seek and obtain such services within sixty (60) days of Termination of Employment. Acceptance of New Employment will terminate Employee's entitlement to payment for outplacement services under this Agreement.

4. CONTINUATION OF BENEFITS. In the event of a Termination of Employment, Employer agrees to continue to pay Employee's medical/health insurance benefit premiums on the same terms and conditions as generally are provided to other employees of Employer until the earlier of (a) one year following Termination of Employment or (b) Employee becomes eligible for payment of medical/health insurance premiums related to New Employment. Payment of such premiums shall be accomplished through Employer's normal premium payment procedures if Employee remains eligible for coverage without regard to the COBRA program. If Employee is not eligible, or ceases to be eligible, for coverage under Employer's medical/health insurance plan, except for eligibility under the COBRA benefit program, then Employer shall pay the premiums by paying Employee's share of his or her COBRA obligations. In no event shall Employer's duty to pay medical/health insurance premiums exceed the period of one year after Termination of Employment.

5. STOCK OPTIONS. In the event of a Termination of Employment, Employer agrees to amend Employee's incentive stock option agreements, immediately prior to such termination, as follows:


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     5.1  ACCELERATION OF VESTING.  The incentive stock option agreements shall be amended to provide that all options granted thereunder, to the extent not already vested, shall vest and become fully exercisable by Employee as of the date of Termination of Employment.

     5.2 CONVERSION OF ISOS TO NONSTATUTORY STOCK OPTIONS. The incentive stock option agreements shall be amended as necessary to convert the incentive stock options granted thereunder into nonstatutory stock options.

     5.3 EXTENSION OF PERIOD OF TIME FOR EXERCISING NONSTATUTORY STOCK OPTIONS. The incentive stock option agreements shall be amended to provide that Employee shall have a period of five years from the date of Termination of Employment to exercise the nonstatutory stock options.

6. RELEASE OF CLAIMS. As a precondition to receipt of the benefits provided in this Agreement, Employee acknowledges and understands that he or she must sign a Waiver and Release of Claims Agreement. Such Agreement shall be substantially similar to the Agreement attached as Exhibit A.

7. EMPLOYMENT AT WILL. Employee acknowledges that his or her employment with Employer is "at-will." At-will employment means that either Employee or Employer may terminate the employment relationship without notice or Cause at any time. Employee understands that this Agreement is not intended to change the "at-will" character of his or her employment in any manner.

8. NON-COMPETITION. Employee acknowledges that Employer is not obligated to provide him or her with the benefits set forth in this Agreement, and that such benefits, particularly the provisions for severance pay, continuation of benefits, paid outplacement and modification of his or her incentive stock option agreements, constitute a bona fide advancement for Employee. Employee hereby waives any right to assert or claim otherwise. In return for the right to receive such benefits and this advancement, Employee hereby agrees that, during the term of this Agreement and for a period of one year following the termination of Employee's employment with the Company, without Employer's prior written consent, Employee shall not, directly or indirectly, own, have any interest in, act as an officer, director, agent, employee or consultant of, or assist in any way or in any capacity any person, firm, association, partnership, corporation or other entity which is a creator, manufacturer, distributor, seller or provider of non-meat or vegetarian food products or otherwise engaged in a business that is substantially similar to and/or competes with the business then engaged in by Employer (a "Competitive Entity") in any geographical area where Employer engages in such business. The restrictions of this section prohibiting ownership in a Competitive Entity shall not apply to Employee's ownership of less than five percent (5%) of publicly-traded securities of any Competitive Entity.

     While the Employee and Employer acknowledge that the restrictions contained in this section are reasonable, in the unlikely event that any court should determine that


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any of the restrictive covenants contained in this section, or any part thereof, is unenforceable because of the duration of such provision, the area covered thereby or any other basis, such court shall have the power to reduce the duration or area of such provision or otherwise amend it and, in its reduced form, such provision shall then be enforceable and shall be enforced.

9.   MISCELLANEOUS PROVISIONS.

     9.1 CONFIDENTIALITY. Employee agrees to keep the terms of this Agreement, specifically including without limitation, the amount of the severance pay, and the fact that he/she may receive or has received severance pay, strictly confidential. Employee may disclose the terms of this Agreement to his or her accountant, attorney, and taxing or other governmental authorities only as may be necessary for his or her financial affairs or as required by law.

     9.2 NON-DISPARAGEMENT. Except as necessary to perform his or her job duties, Employee shall not make any derogatory remarks of any nature whatsoever about Employer or its products either publicly or privately, unless required by law during and after his or her employment with the Company.

     9.3 EMPLOYEE PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT. Employee acknowledges and reaffirms his or her obligations under the Employee Proprietary Rights and Confidentiality Agreement, attached hereto as Exhibit B, and agrees to strictly comply with the terms of such agreement.

     9.4 ENTIRE AGREEMENT. This document is the entire, final, and complete agreement and understanding of the parties with respect to the topics discussed herein and, if this Agreement directly conflicts with any other written and oral agreements made or executed by and between the parties or their representatives, this Agreement shall supersede all such agreements.

     9.5 WAIVER. A waiver of any provision of this Agreement shall not be deemed, or shall not constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the parties making the waiver.

     9.6 BINDING EFFECT. All rights, remedies, and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of, and bind, as the circumstances may require, the parties or their representative heirs, personal representatives, administrators, successors and assigns.

     9.7 AMENDMENTS. No supplement, modification, or amendment of this Agreement shall be valid, unless the same is in writing and signed by all parties thereto.

     9.8 SEVERABILITY. In the event any provision or portion of this Agreement is


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held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

     9.9 ATTORNEYS' FEES. If litigation is commenced by either party to enforce any provision of this Agreement, or by reason of any breach of this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees, both at trial and on appeal.

     9.10 GOVERNING LAW. This Agreement shall be deemed to have been executed and entered into in Portland, Oregon and shall be governed, construed, performed and enforced in accordance with the laws of the State of Oregon, without regard to its conflict of law principles.

     IN WITNESS THEREOF, the parties have executed this Agreement on the respective dates set forth below, retroactively effective as of _______________, 19___.


EMPLOYEE:                          EMPLOYER:

                                   WHOLESOME & HEARTY FOODS,
_______________________________    INC., an Oregon corporation

Name: _________________________
                                   By__________________________
Date: _________________________
                                   Name: ______________________

                                   Title: _____________________

                                   Date: ______________________